Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARKETAXESS HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2230784
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

140 Broadway, 42nd Floor
New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

MarketAxess Holdings Inc. 2004 Stock Incentive Plan
(Amended and Restated Effective April 28, 2006)
(Full Title of the Plan)

Richard M. McVey
Chief Executive Officer
MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, NY 1005
(Name and Address of Agent for Service)
(212) 813-6000
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Adam J. Kansler, Esq.
Brian B. Margolis, Esq.
Proskauer Rose LLP
1585 Broadway
New York, NY 10036
(212) 969-3000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title Of Securities	Amount To Be	Offering Price	Aggregate	Of
To Be Registered	Registered	Per Share	Offering Price	Registration Fee(1)
Common Stock, par value $0.003 per share	6,670,000(2)	$9.54(3)	$63,631,800(3)	$6,808.60

(1)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the MarketAxess Holdings Inc. 2004 Stock Incentive Plan (Amended and Restated Effective April 28, 2006) (the “Plan”). A Registration Statement on Form S-8 has previously been filed on November 4, 2004 (Registration No. 333-120229) for the existing securities under the Plan.

(2)	Represents the additional number of shares of common stock, par value $.003 per share (“Common Stock”), that may be granted under the Plan.

(3)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the average of the high and low selling prices per share of the Common Stock as reported on the NASDAQ National Market on July 27, 2006.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1: OPINION OF PROSKAUER ROSE LLP
EX-23.2: CONSENT OF PRICEWATERHOUSECOOPERS LLP

Explanatory Note
          This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (Registration No. 333-120229) are incorporated herein by reference and made a part hereof.
          Registration of Additional Shares of Common Stock Under the Plan. The aggregate number of shares of Common Stock that may be subject to awards under the Plan is increased from 3,084,802 to 9,754,802.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 4, 2004 (Registration No. 333-120229) by MarketAxess Holdings Inc., a Delaware corporation (the “Corporation” or the “Registrant”), are incorporated herein by reference. In addition, the Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 14, 2006;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed with the Commission on May 10, 2006;

(c)	the Registrant’s Reports on Form 8-K filed on February 2, 2006, April 5, 2006 and July 12, 2006; and

(d)	the Registrant’s Registration Statement No. 000-50670 on Form 8-A filed with the Commission on April 1, 2004 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), in which there is described the terms, rights, and provisions applicable to the Registrant’s common stock, par value $0.003 per share (the “Common Stock”).
          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph (included in our Definitive Proxy Statement), or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 8. Exhibits.

Exhibit No.	Description
5.1*	Opinion of Proskauer Rose LLP.

23.1*	Consent of Proskauer Rose LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on signature page).

99.1	MarketAxess Holdings Inc. 2004 Stock Incentive Plan (Amended and Restated Effective April 28, 2006) (incorporated by reference to Appendix A to the Proxy Statement of the Registrant, filed with the Commission on May 1, 2006)

*	Filed Herewith

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on this 28th day of July, 2006.

MARKETAXESS HOLDINGS INC.

By:	/s/ Richard M. McVey Richard M. McVey President, Chief Executive Officer and Chairman of the Board of Directors
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Richard M. McVey, Charles R. Hood and James N.B. Rucker, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of MarketAxess Holdings Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 28, 2006 by the following persons in the capacities indicated.

Signature	Title

/s/ Richard M. McVey Richard M. McVey	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ James N. B. Rucker James N.B. Rucker	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Stephen P. Casper Stephen P. Casper	Director

/s/ David G. Gomach David G. Gomach	Director

Signature	Title

/s/ Carlos M. Hernandez Carlos M. Hernandez	Director

/s/ Ronald M. Hersch Ronald M. Hersch	Director

/s/ Wayne D. Lyski Wayne D. Lyski	Director

/s/ Jerome S. Markowitz Jerome S. Markowitz	Director

/s/ Nicolas S. Rohatyn Nicolas S. Rohatyn	Director

/s/ John Steinhardt John Steinhardt	Director

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Proskauer Rose LLP.

23.1*	Consent of Proskauer Rose LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on signature page).

99.1	MarketAxess Holdings Inc. 2004 Stock Incentive Plan (Amended and Restated Effective April 28, 2006) (incorporated by reference to Appendix A to the Proxy Statement of the Registrant, filed with the Commission on May 1, 2006)

*	Filed Herewith